                                                                    Exhibit 4.1b


                                 AMENDMENT NO. 2

                                       TO

                                RIGHTS AGREEMENT




                           DATED AS OF MARCH 17, 1997



                                     BETWEEN


                       MEDICIS PHARMACEUTICAL CORPORATION


                                       AND


                          NORWEST BANK MINNESOTA, N.A.,

                           AS SUCCESSOR-IN-INTEREST TO

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,


                                 AS RIGHTS AGENT

                                TABLE OF CONTENTS

Section 1. Appointment of Rights Agent...................................    1
Section 2. Certain Amendments............................................    2
Section 3. Successors....................................................    5
Section 4. Benefits of this Amendment....................................    5
Section 5. Severability..................................................    5
Section 6. Governing Law.................................................    5
Section 7. Counterparts..................................................    5
Section 8. Descriptive Headings..........................................    5

Exhibit A - Form of Right Certificate

Exhibit B - Summary of Rights to Purchase Preference Shares

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT



                  THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of March 17, 1997 (this "Amendment"), between Medicis Pharmaceutical Corporation, a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A. ("Norwest"), a national banking association, as successor-in-interest to American Stock Transfer & Trust Company, a New York corporation ("American Stock"), as rights agent (the "Rights Agent").

                              W I T N E S S E T H:

                  WHEREAS, on August 17, 1995, the Board of Directors of the Company authorized and declared a dividend of one preference share purchase right (a "Right") for each Class A Common Share (such capitalized term and all other capitalized terms used herein having the meanings set forth or as provided in Section 1 of the Rights Agreement, dated as of August 17, 1995 between the Company and the Rights Agent (the "Rights Agreement")) and Class B Common Share of the Company outstanding as of the Close of Business on August 30, 1995 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preference Share, upon the terms and subject to the conditions set forth in the Rights Agreement, and further authorized and directed the issuance of one Right with respect to each Class A Common Share and each Class B Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date; and

                  WHEREAS, on August 17, 1995, the Company and the Rights Agent have executed and delivered the Rights Agreement, and

                  WHEREAS, on April 15, 1996, the Company and the Rights Agent executed and delivered Amendment No. 1 to the Rights Agreements, which amended certain terms and provisions of the original Rights Agreement; and

                  WHEREAS, on December 12, 1996, the majority of the Board of Directors of the Company determined that it is in the best interest of the Company to change the rights agent under the Rights Agreement from the American Stock to Norwest; and

                  WHEREAS, Norwest has agreed to serve as the successor to American Stock as rights agent under the Rights Agreement.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  SECTION 1. APPOINTMENT OF RIGHTS AGENT. The Company does hereby appoint Norwest as the successor-in-interest to American Stock and as rights agent under the Rights Agreement, pursuant to Section 21 of the Rights Agreement, and Norwest hereby accepts the appointment and agrees to undertake the duties and obligations of the rights agent set forth in the Rights Agreement and be bound by the terms and provisions of the Rights Agreement.

                  SECTION 2. CERTAIN AMENDMENTS

                  (a) The introductory paragraph of the Rights Agreement shall be amended to state: "THE RIGHTS AGREEMENT, dated as of August 17, 1995, as amended, (this "Agreement"), between Medicis Pharmaceutical Corporation, a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association, as successor-in-interest to American Stock Transfer & Trust Company, a New York corporation, as rights agent (the "Rights Agent")."

                  (b) The third sentence of Section 3(a) of the Rights Agreement is hereby amended to read as follows:

                           As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested by the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of Class A Common Shares and Class B Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of EXHIBIT A to Amendment No. 2, dated as of March 17, 1997 ("Amendment No. 2") to this Agreement (a "Right Certificate"), evidencing one Right for each Class A Common Share and Class B Common Share so held.

                  (c) Section 3(b) of the Rights Agreement is hereby amended by adding the following at the end thereof:

                           Upon the effectiveness of Amendment No. 2, the Summary of Rights to Purchase Preference Shares, shall be in substantially the form of EXHIBIT B to Amendment No. 2 and thereafter all references in this Agreement to the Summary of Rights shall be references to the Summary of Rights as so amended.

                  (d) Section 3(c) of the Rights Agreement is hereby amended to read as follows:

                  (e) Certificates for Class A Common Shares and Class B Common Shares which become outstanding (including, without limitation, reacquired Class A Common

         Shares and Class B Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement, dated as of August 17, 1995, between Medicis Pharmaceutical Corporation and Norwest Bank Minnesota, N.A., as successor-in-interest to American Stock Transfer & Trust Company, as Rights Agent (as amended, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Medicis Pharmaceutical Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Medicis Pharmaceutical Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

                  (f) Certificates for Class A Common Shares and Class B Common Shares which become outstanding (including, without limitation, reacquired Class A Common Shares and Class B Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                           This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement, dated as of August 17, 1995, between Medicis Pharmaceutical Corporation and Norwest Bank Minnesota, N.A., as successor-in-interest to American Stock Transfer & Trust Company, as Rights Agent (as amended, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Medicis Pharmaceutical Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Medicis Pharmaceutical Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

With respect to such certificates containing either of the foregoing legends, until the Distribution Date, the Rights associated with the Class A Common Shares and Class B Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Class A Common Shares and Class B Common Shares represented thereby. In the event that the Company purchases or otherwise acquires any Class A Common Shares and Class B Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Class A Common Shares or Class B Common Shares, as the case may be, shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Class A Common Shares or Class B Common Shares, as the case may be, which are no longer outstanding.

                  (g) The first sentence of Section 4 of the Rights Agreement is hereby amended to read as follows:

                          The Right Certificates (and the forms of election to purchase Preference Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as EXHIBIT A to Amendment No. 2 and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.

                  (h) The second sentence of Section 26 shall be amended to read as follows:

                           Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Norwest Bank Minnesota, N.A.
                           161 North Concord Exchange
                           P.O. Box 738
                           South St. Paul, Minnesota 55075
                           Attention:  Shareholder Services

                  SECTION 3. SUCCESSORS. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 4. BENEFITS OF THIS AMENDMENT. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Class A Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Class A Common Shares).

                  SECTION 5. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  SECTION 6. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 8. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested by their respective officers thereunto duly authorized as of the day and year first above written.

Attest:                                  MEDICIS PHARMACEUTICAL
                                              CORPORATION



By                                       By   /s/ Jonah Shacknai
  -----------------------------               -----------------------------
    Name: Mark A. Prygocki, Sr.                    Jonah Shacknai
    Title: Secretary                              Chairman and Chief
                                                   Executive Officer

Attest: NORWEST BANK MINNESOTA, N.A., as successor-in-interest to AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By  /s/ Barbara M. Novak                 By    /s/ Kenneth P. Swanson
  -----------------------------                -----------------------------
    Name:  Barbara M. Novak                  Name:  Kenneth P. Swanson
    Title: Vice President                    Title: Assistant Vice President

                                                                       EXHIBIT A

                            Form of Right Certificate

Certificate No. R-                                               ________ Rights

NOT EXERCISABLE AFTER AUGUST 17, 2005 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT S.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                                Right Certificate

                       MEDICIS PHARMACEUTICAL CORPORATION

                  This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 17, 1995, between Medicis Pharmaceutical Corporation, a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., as successor-in-interest to American Stock Transfer & Trust Company, as rights agent (the "Rights Agent"), (as amended from time to time in accordance with its terms, the "Rights Agreement"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on August 17, 2005 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preference Stock, par value $.01 per share (the "Preference Shares"), of the Company, at a purchase price of $185.00 per one one-hundredth of a Preference Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preference Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 15, 1996, based on the Preference Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preference Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preference Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not issued.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged by the Company in whole or in part for Preference Shares or shares of the Company's Class A Common Stock, par value $.001 per share.

                  No fractional Preference Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preference Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of director or upon any matter submitted to stockholders at any meeting thereof, or to give or to withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ________________

ATTEST:                                     MEDICIS PHARMACEUTICAL
                                              CORPORATION


By ________________________________         By _________________________________


Countersigned:

NORWEST BANK MINNESOTA, N.A.,
as successor-in-interest to AMERICAN
STOCK TRANSFER & TRUST COMPANY,
as Rights Agent


By __________________________________
         Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED ____________________________ hereby sells,

assigns and transfers unto______________________________________________________


________________________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: _______________________________



                                                 _______________________________

                                                 _______________________________
                                                 Signature(s)

Signature Guaranteed:

                  Signature(s) must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                 _______________________________
                                                 Signature

--------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                   Rights represented by the Right Certificate.)

To Medicis Pharmaceutical Corporation

                  The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Preference Shares issuable upon the exercise of such Rights and requests that certificates for such Preference Shares be issued in the name of:

Please insert social security or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated:____________________________




                                              __________________________________


                                              __________________________________
                                              Signature(s)

Signature Guaranteed:

                  Signature(s) must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                              __________________________________
                                              Signature


--------------------------------------------------------------------------------

                                     NOTICE

                  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certificate set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT B

                       MEDICIS PHARMACEUTICAL CORPORATION

                     SUMMARY OF RIGHTS TO PURCHASE SHARES OF
                 SERIES A JUNIOR PARTICIPATING PREFERENCE STOCK


                  On August 17, 1995, the Board of Directors of Medicis Pharmaceutical Corporation, a Delaware corporation (the "Company"), declared a dividend of one preference share purchase right (a "Right") for each outstanding share of Class A Common Stock, par value $.014 (formerly $.001) per share (the "Class A Common Shares"), and Class B Common Stock, par value $.014 (formerly $.001) per share (the "Class B Common Shares" and, together with the Class A Common Shares, the "Common Shares") of the Company. The dividend is payable on August 30, 1995 (the "Record Date") to the holders of record of the Common Shares on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preference Stock, par value $.01 per share (the "Preference Shares"), of the Company at a price of $185.00 per one one-hundredth of a Preference Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 17, 1995, between the Company and Norwest Bank Minnesota, N.A., as successor-in-interest to American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), as amended from time to time in accordance with its terms (the "Rights Agreement").

                  Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated person (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Class A Common Shares or (ii) ten business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Class A Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

                  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Class A Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on August 17, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

                  The Purchase Price payable, and the number of Preference Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (2) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then-current market price of the Preference Shares or (3) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Class A Common Shares or a stock dividend on the Class A Common Shares payable in Class A Common Shares or subdivisions, consolidations or combinations of the Class A Common Shares occurring, in any such case, prior to the Distribution Date.

                  Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Shares will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Class A Common Share. In the event of liquidation, the holders of the Preference Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Class A Common Share. Each Preference Share will have 100 votes, voting together with the Class A Common Shares, except as otherwise required by law. Finally, in the event of any merger, consolidation or other transaction in which Class A Common Shares are exchanged, each Preference Share will be entitled to receive 100 times the amount received per Class A Common Share. These rights are protected by customary antidilution provisions.

                  The dividend, liquidation and voting rights, and the non-redemptive feature of the Preference Shares are designed so that the value of the one one-hundredth interest in a Preference Share purchasable upon exercise of each Right should approximate the value of one Class A Common Share.

                  In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a Merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. The Rights Agreement also provides that, in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Class A Common Shares having a market value of two times the exercise price of the Right.

                  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Class A Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Class A Common Share, or one one-hundredth of a Preference Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.

                  At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001, per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Class A Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (other than (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan of the Company or any subsidiary of the Company, or (d) any entity holding Class A Common Shares for or pursuant to the terms of any such plan) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  A copy of the Rights Agreement has been filed with the U.S. Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A, dated August 17, 1995. A copy of Amendment No. 1 to Rights Agreement has been filed with the U.S. Securities and Exchange Commission as an exhibit to the Company's Form 10-Q for the period ended June 30, 1996. A copy of Amendment No. 2 to Rights Agreement has been filed with the U.S. Securities and Exchange Commission as an exhibit to the Company's Form 10-Q for the period ended March 31, 1997. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.